Exhibit 99.1

General Moly, Inc. — NYSE MKT and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES RESULTS OF ANNUAL MEETING

LAKEWOOD, COLORADO — June 30, 2015, General Moly, Inc. (the “Company”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration and mining company, announced that it received approval for all proposals submitted to stockholders at its annual Meeting of Stockholders, which was held June 30, 2015 in Golden, Colorado.

Stockholders approved the issuance of shares of General Moly common stock and warrants that together represent more than 20% of outstanding common stock and supported an amendment to the Company’s certificate of incorporation to increase the authorized common stock, both in conjunction with the Investment and Security Purchase Agreement with AMER International Group announced in April 2015. Stockholders also approved an amendment to General Moly’s certificate of incorporation providing the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock.

Bruce D. Hansen, Chief Executive Officer, said, “We are pleased that stockholders approved all 2015 proxy proposals including those facilitating the transaction with our cornerstone strategic partner AMER International Group. Assuming all conditions to closing the Investment Agreement are met, the Company will then begin leveraging AMER’s equity investment and debt capacity to further advance the Mt. Hope Project and advance General Moly to its next stage of development.”

Stockholders also ratified PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. In addition, stockholders, through an advisory vote, approved of the Company’s executive compensation structure.

Finally, Stockholders supported the election of Ricardo M. Campoy to the Board of Directors, who will serve for a term of three years. Mr. Campoy was the sole director up for election this year. The following results received by proxy as set out below:

Name	Votes For	% Votes For	Votes Withheld	% Votes Withheld
Ricardo M. Campoy	59,640,663	95.85%	2,580,225	4.15%

Voting results on all matters voted on at the annual Meeting of Stockholders will be filed on SEDAR at www.sedar.com.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s second project, the Liberty Project, a molybdenum and copper property also located in central Nevada, our goal is to become the largest pure play primary molybdenum producer in the world. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:

Investors - Scott Kozak	(303) 928-8591	skozak@generalmoly.com
Media - Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the  Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be  covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and  uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by  the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global  economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from  those assumed in mining plans, exploration risks and results, political, operational and project development risks, including  the Company’s ability to maintain required permits to continue construction, commence production and its ability to raise  required project financing, adverse governmental regulation and judicial outcomes, including appeal of the Record of  Decision and appeal of water permits and estimates related to cost of production, capital, operating and exploration  expenditures. For a detailed discussion of risks and other factors that may impact these forward looking statements, please  refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms  10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.